Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:
Timothy A. Bonang, Vice President, Investor Relations, or
Elisabeth Heiss, Manager, Investor Relations
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Announces 2012 Second Quarter Results

Newton, MA (August 1, 2012):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and six months ended June 30, 2012.

Results for the quarter ended June 30, 2012:

Normalized funds from operations, or Normalized FFO, for the quarter ended June 30, 2012 were $73.2 million, or $0.45 per share. This compares to Normalized FFO for the quarter ended June 30, 2011 of $62.6 million, or $0.44 per share.

Net income was $33.3 million, or $0.20 per share, for the quarter ended June 30, 2012, compared to net income of $51.0 million, or $0.36 per share, for the quarter ended June 30, 2011.  Net income for the quarter ended June 30, 2011 includes a gain on sale of properties of approximately $21.3 million, or $0.15 per share, related to the sale of seven properties in the second quarter of 2011 and a loss on early extinguishment of debt of approximately $427,000, or less than $0.01 per share, in connection with replacing our previous $550.0 million revolving credit facility with a new $750.0 million revolving credit facility.

The weighted average number of common shares outstanding totaled 162.7 million and 141.9 million for the quarters ended June 30, 2012 and 2011, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended June 30, 2012 and 2011 appears later in this press release.

Results for the six months ended June 30, 2012:

Normalized funds from operations, or Normalized FFO, for the six months ended June 30, 2012 were $145.6 million, or $0.90 per share. This compares to Normalized FFO for the six months ended June 30, 2011 of $124.7 million, or $0.88 per share.

Net income was $65.6 million, or $0.40 per share, for the six months ended June 30, 2012, compared to net income of $82.8 million, or $0.58 per share, for the six months ended June 30, 2011.  Net income for the six months ended June 30, 2012 includes a non-cash impairment of assets charge of approximately $3.1 million, or $0.02 per share, related to one property.  Net income for the six months ended June 30, 2011 includes a gain on sale of properties of approximately $21.3 million, or $0.15 per share, related to the sale of seven properties in the second quarter of 2011, a loss on early extinguishment of debt of approximately $427,000, or less than $0.01 per share, in connection with replacing our revolving credit facility and a non-cash impairment of assets charge of approximately $166,000, or less than $0.01 per share, related to two properties.

The weighted average number of common shares outstanding totaled 162.7 million and 141.9 million for the six months ended June 30, 2012 and 2011, respectively.

A reconciliation of net income determined according to GAAP to FFO and Normalized FFO for the six months ended June 30, 2012 and 2011 appears later in this press release.

Recent Investment and Sales Activities:

Since April 1, 2012, we have acquired, or we currently have agreements to acquire, 16 properties for total purchase prices of approximately $368.9 million, including the assumption of approximately $122.8 million of mortgage debt and excluding closing costs:

•                  In May 2012, we acquired a previously disclosed senior living community located in South Carolina with 59 assisted living units for approximately $8.1 million, including the assumption of approximately $4.8 million of mortgage debt and excluding closing costs.  All the residents at this community currently pay for occupancy and services with private resources.  A subsidiary of Five Star Quality Care, Inc., which, together with its subsidiaries, we refer to as Five Star, manages this community for our taxable REIT subsidiary, or TRS, under a long term contract.

•                  In May 2012, we acquired a previously disclosed property leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or an MOB, with 28,440 square feet located in Georgia for approximately $8.6 million, excluding closing costs.  Upon acquisition, this property was 100.0% leased to six tenants for weighted (by rents) average lease terms of 5.3 years.

•                  In May 2012, we acquired another previously disclosed MOB with 111,538 square feet located in Georgia for approximately $23.1 million, excluding closing costs.  Upon acquisition, this property was 100.0% leased to The Emory Clinic, Inc. for approximately 9.5 years.

•                  In June 2012, we acquired a previously disclosed MOB with 204,429 square feet located in Hawaii for approximately $70.5 million, including the assumption of approximately $52.0 million of mortgage debt and excluding closing costs.  Upon acquisition, this property was 99.5% leased to 18 tenants for weighted (by rents) average lease terms of 4.1 years.

•                  In June 2012, we acquired another previously disclosed MOB with 92,180 square feet located in Maryland for approximately $18.3 million, excluding closing costs.  Upon acquisition, this property was 98.0% leased to eight tenants for weighted (by rents) average lease terms of 6.0 years.

•                  In July 2012, we acquired a previously disclosed senior living community located in South Carolina with 232 living units for approximately $37.3 million, excluding closing costs.  Substantially all the residents at this community currently pay for occupancy and services with private resources.  A subsidiary of Five Star manages this community for our TRS under a long term contract.

•                  In July 2012, we acquired one MOB with 63,082 square feet located in Texas for approximately $16.8 million, excluding closing costs.  Upon acquisition, this property was 100% leased to 11 tenants for weighted (by rents) average lease terms of 6.9 years.

•                  In July 2012, we acquired another MOB with 52,858 square feet located in Florida for approximately $7.7 million, excluding closing costs.  Upon acquisition, this property was 80% leased to 18 tenants for weighted (by rents) average lease terms of 2.5 years.

•                  On July 31, 2012, we acquired four previously disclosed senior living communities located in Colorado, Idaho and Washington with a total of 511 living units for total purchase prices of approximately $36.5 million, including the assumption of approximately $6.9 million of mortgage debt and excluding closing costs.  We leased these properties to Stellar Senior Living, LLC, a third party operator, for initial rent of approximately $2.9 million per year.  Percentage rent, based on increases in gross revenues at these properties, will commence in 2014.

•                  We have previously disclosed agreements to acquire three properties which have not yet closed, including two senior living communities and one MOB for total purchase prices of approximately $126.7 million, including the assumption of approximately $49.4 million of mortgage debt and excluding closing costs.  The two senior living communities are located in Missouri and New York and include a total of 397 living units, and the MOB is located in Massachusetts and includes 35,000 square feet.  The closings of these acquisitions are contingent upon customary closing conditions; accordingly, we can provide no assurance that we will purchase these properties.

•                  In July 2012, we entered an agreement to acquire one MOB for approximately $15.3 million, including the assumption of approximately $9.7 million of mortgage debt and excluding closing costs.  The MOB is located in Minnesota and includes a total of 76,637 square feet.  This acquisition has not yet closed.  The closing of this acquisition is contingent upon completion of our diligence and other customary closing conditions; accordingly, we can provide no assurance that we will purchase this property.

In July 2012, we sold one MOB located in Massachusetts for a sale price of approximately $1.1 million.  We are also currently marketing for sale a senior living community located in Pennsylvania which is classified as held for sale as of June 30, 2012.

Recent Financing Activities:

In July 2012, we issued 13,800,000 common shares for $21.75 / share in a public offering, raising net proceeds of approximately $287.1 million after expenses.  We used the net proceeds of this offering to repay borrowings outstanding under our revolving credit facility.

In July 2012, we sold $350.0 million of 5.625% senior unsecured notes due 2042, raising net proceeds of approximately $338.8 million after expenses.  We used a part of the net proceeds of this offering to repay borrowings outstanding under our revolving credit facility and we intend to apply the remaining net proceeds from this offering to prepay the variable portion of our Federal National Mortgage Association, or FNMA, secured term loan, which had an interest rate of 6.38% at June 30, 2012 and a maturity date in September 2019, and for general business purposes, which may include funding possible future acquisitions of properties.

During the second quarter of 2012, we repaid 18 mortgage loans with a weighted average interest rate of 6.88% encumbering 18 of our properties for approximately $35.7 million that had maturity dates in June, July and September 2012.

In May 2011, we and Five Star entered into a loan agreement, or the Bridge Loan, under which we agreed to lend Five Star up to $80.0 million to fund a portion of Five Star’s purchase of a portfolio of six senior living communities.  This loan was due in July 2012.  In April 2012, Five Star repaid the $38.0 million which was then outstanding under this Bridge Loan, resulting in the termination of the Bridge Loan.

Other Recent Developments:

In May 2012, we entered into an operations transfer agreement, or the Operations Transfer Agreement, with Sunrise Senior Living, Inc., or Sunrise, and Five Star related to 10 senior living communities that we currently lease to Sunrise.  The Operations Transfer Agreement provides that we and Sunrise will accelerate the December 31, 2013 termination date of these Sunrise leases, that we will lease the 10 communities to our TRSs and that Five Star will manage the communities pursuant to long term contracts.  The Operations Transfer Agreement provides that these transactions will occur when we and

Five Star have obtained required regulatory approvals to operate the 10 communities.  Because of the required regulatory approval processes, we expect the transition of the 10 communities’ operations to occur on various dates during the remainder of 2012.  Pursuant to the Operations Transfer Agreement, we paid Sunrise $1.0 million to purchase the inventory and certain improvements owned by Sunrise at these communities.

Conference Call:

On Wednesday, August 1, 2012, at 1:00 p.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Treasurer and Chief Financial Officer, will host a conference call to discuss the financial results for the quarter and six months ended June 30, 2012.  The conference call telephone number is (800) 553-0318.  Participants calling from outside the United States and Canada should dial (612) 332-0228. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time, Wednesday, August 8, 2012. To hear the replay, dial (320) 365-3844.  The replay pass code is: 252613.

A live audio web cast of the conference call will also be available in listen only mode on the SNH website at www.snhreit.com. Participants wanting to access the webcast should visit the website about five minutes before the call. The archived webcast will be available for replay on the SNH website for about one week after the call.  The recording and retransmission in any way of SNH’s second quarter conference call is strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s Second Quarter 2012 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, that owned 375 properties located in 39 states and Washington, D.C. as of June 30, 2012. SNH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition.

Financial Information

(amounts in thousands, except per share data)

(unaudited)

Income Statement:

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenues:
Rental income	$110,986	$100,318	$220,491	$198,870
Residents fees and services	35,986	844	71,554	844
Total revenues	146,972	101,162	292,045	199,714

Expenses:
Depreciation	35,230	26,935	68,607	53,296
Property operating expenses	40,734	11,302	80,068	21,735
General and administrative	8,068	6,793	15,753	12,949
Acquisition related costs	1,829	2,814	2,517	3,927
Impairment of assets	—	—	3,071	166
Total expenses	85,861	47,844	170,016	92,073

Operating income	61,111	53,318	122,029	107,641

Interest and other income	227	244	709	476
Interest expense	(28,120)	(23,361)	(57,009)	(46,107)
Loss on early extinguishment of debt	—	(427)	—	(427)
Gain on sale of properties	—	21,315	—	21,315
Equity in earnings of an investee	76	46	121	83
Income before income tax expense	33,294	51,135	65,850	82,981
Income tax expense	(43)	(87)	(247)	(158)
Net income	$33,251	$51,048	$65,603	$82,823

Weighted average shares outstanding	162,670	141,869	162,659	141,862

Net income per share	$0.20	$0.36	$0.40	$0.58

Financial Information (continued)

(dollars in thousands)

(unaudited)

Balance Sheet:

	At June 30, 2012	At December 31, 2011
Assets
Real estate properties	$4,866,390	$4,721,591
Less accumulated depreciation	688,407	630,261
	4,177,983	4,091,330
Cash and cash equivalents	20,405	23,560
Restricted cash	10,044	7,128
Deferred financing fees, net	23,479	25,434
Acquired real estate leases and other intangible assets, net	100,619	100,235
Loan receivable (1)	—	38,000
Other assets	134,022	97,361
Total assets	$4,466,552	$4,383,048

Commitments and Contingencies

Liabilities and Shareholders’ Equity
Unsecured revolving credit facility (2)	$360,000	$ —
Senior unsecured notes, net of discount (3)	741,412	965,770
Secured debt and capital leases (3)	863,516	861,615
Accrued interest	13,315	22,281
Assumed real estate lease obligations, net	15,091	17,778
Other liabilities	57,059	42,998
Total liabilities	2,050,393	1,910,442
Shareholders’ equity	2,416,159	2,472,606
Total liabilities and shareholders’ equity	$4,466,552	$4,383,048

(1)   In May 2011, we and Five Star entered into a Bridge Loan under which we agreed to lend Five Star up to $80.0 million to fund a portion of Five Star’s purchase of a portfolio of six senior living communities.  In April 2012, Five Star repaid the $38.0 million which was then outstanding under this Bridge Loan, resulting in the termination of the Bridge Loan.

(2)   In July 2012, we repaid all $360.0 million outstanding under our revolving credit facility using proceeds from our July 2012 equity and debt offerings.

(3)   In July 2012, we sold $350.0 million of 5.625% senior unsecured notes due 2042.  We intend to use a portion of the net proceeds from this offering to prepay the variable portion of our FNMA secured term loan, which had an interest rate of 6.38% at June 30, 2012 and a maturity date in September 2019.

Funds from Operations and Normalized Funds from Operations

(amounts in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO (1):

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income	$33,251	$51,048	$65,603	$82,823
Depreciation expense	35,230	26,935	68,607	53,296
Gain on sale of properties	—	(21,315)	—	(21,315)
Impairment of assets	—	—	3,071	166
FFO	68,481	56,668	137,281	114,970
Acquisition related costs	1,829	2,814	2,517	3,927
Loss on early extinguishment of debt	—	427	—	427
Percentage rent (2)	2,900	2,700	5,800	5,400
Normalized FFO	$73,210	$62,609	$145,598	$124,724

Weighted average shares outstanding	162,670	141,869	162,659	141,862

FFO per share	$0.42	$0.40	$0.84	$0.81
Normalized FFO per share	$0.45	$0.44	$0.90	$0.88
Distributions declared per share	$0.38	$0.37	$0.76	$0.74

(1)   We calculate FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of assets, plus real estate depreciation and amortization.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we include percentage rent and exclude acquisition related costs and loss on early extinguishment of debt, if any.  We consider FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income, operating income and cash flow from operating, investing and financing activities.  We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of operating performances between periods.  FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders.  Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital requirements and operating performance.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  We believe that FFO and Normalized FFO may facilitate an understanding of our consolidated historical operating results.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in our Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than us.

(2)   Our percentage rents are generally determined on an annual basis. We defer recognition of percentage rental income we receive during the first, second and third quarters until the fourth quarter when all contingencies related to percentage rents are satisfied.  Although recognition of this revenue is deferred until the fourth quarter, our Normalized FFO calculation for the first three quarters includes estimated amounts of percentage rents with respect to those periods.  When we calculate our Normalized FFO for the fourth quarter, we exclude percentage rents we presented for the first three quarters.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  OUR PENDING ACQUISITIONS AND SALES OF SENIOR LIVING COMMUNITIES AND MOBS ARE CONTINGENT UPON VARIOUS CONDITIONS, INCLUDING IN SOME CASES, COMPLETION OF DILIGENCE AND / OR REGULATORY, LENDER OR OTHER THIRD PARTY APPROVALS.  ACCORDINGLY, SOME OR ALL OF THESE PURCHASES AND SALES MAY BE DELAYED OR MAY NOT OCCUR,

•                  THIS PRESS RELEASE STATES THAT WE EXPECT TO USE A PART OF THE NET PROCEEDS OF OUR RECENT DEBT OFFERING TO PREPAY THE VARIABLE PORTION OF OUR FNMA SECURED TERM LOAN.  WE MAY ELECT TO DELAY THE PREPAYMENT OF, OR ELECT NOT TO PREPAY, ANY OR ALL OF SUCH MORTGAGE LOAN.  ACCORDINGLY, THIS MORTGAGE LOAN MAY NOT BE PAID PRIOR TO ITS MATURITY DATE IN SEPTEMBER 2019.

•                  THIS PRESS RELEASE STATES THAT WE EXPECT THE SUNRISE LEASE TERMINATIONS, THE NEW TRS LEASES AND THE FIVE STAR MANAGEMENT AGREEMENTS REGARDING CERTAIN 10 COMMUNITIES TO BE COMPLETED DURING THE REMAINDER OF 2012.  ALL OF THE COMMUNITIES DISCUSSED IN THIS PRESS RELEASE ARE OWNED BY US FREE AND CLEAR OF MORTGAGE DEBTS AND NO LENDER APPROVALS WILL BE REQUIRED FOR THE LEASE TERMINATIONS, THE NEW TRS LEASES OR THE NEW MANAGEMENT AGREEMENTS.  HOWEVER, THE TRANSFERS OF OPERATING CONTROL OF THESE 10 COMMUNITIES ARE SUBJECT TO HEALTH REGULATORY APPROVALS IN THE STATES WHERE THESE COMMUNITIES ARE LOCATED AS WELL AS SOME APPROVALS FROM CERTAIN THIRD PARTY PAYORS FOR RESIDENT SERVICES.  WE CANNOT CONTROL THE RESULTS OR TIMING OF THESE APPROVAL PROCESSES.  ACCORDINGLY, SOME OF THESE APPROVALS MAY BE DELAYED OR MAY NOT OCCUR AND THE CANCELLATION OF THE SUNRISE LEASES AND TRANSFER OF OPERATIONS TO OUR TRSs MAY BE DELAYED OR MAY NOT OCCUR.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE AT THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(END)